EXHIBIT 99.1

Wyndham Worldwide Reports Fourth Quarter and Full Year 2016 Results

Increases Dividend 16%

PARSIPPANY, N.J. (February 15, 2017) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months and year ended December 31, 2016.

FOURTH QUARTER 2016 OPERATING RESULTS

Fourth quarter revenues were $1.3 billion, up 1% compared with the prior year period. Full reconciliations of GAAP results to non-GAAP measures for all reported periods appear in the tables to this press release.

Net income for the fourth quarter of 2016 was $164 million compared with $140 million for the fourth quarter of 2015. Diluted earnings per share (EPS) increased 26% to $1.53 per diluted share compared with $1.21 for the prior year period. Adjusted net income for the fourth quarter of 2016, which excludes charges and gains in both 2016 and 2015 as detailed in Table 7 of this press release, was $146 million compared with $113 million for the fourth quarter of 2015. Adjusted diluted EPS increased 38% to $1.35 from $0.98 per diluted share in the prior year period. Adjusted net income and EPS benefited from earnings growth across all of our businesses. EPS also benefited from the Company’s share repurchase program.

Fourth quarter EBITDA was $322 million, compared with $275 million in the prior year period, an increase of 17%. Adjusted EBITDA, which excludes charges and gains in 2016 and charges in 2015 as detailed in Table 8 of this press release, was $318 million, compared with $273 million in the prior year period, an increase of 16%.

“In 2016, we delivered earnings growth and free cash flow that were both in line with our targets despite headwinds from a higher provision for loan losses and foreign exchange rates,” said Stephen P. Holmes, chairman and CEO. “We achieved these results through consistent execution, careful expense management, and continued disciplined capital allocation.”

FULL YEAR 2016 OPERATING RESULTS

Revenues for full year 2016 were $5.6 billion, an increase of 1% over the prior year.

Net income for full year 2016 was $611 million compared with $612 million for full year 2015. Diluted EPS increased 8% to $5.53 from $5.14 per diluted share in the prior year. Adjusted net income for full year 2016, which excludes charges and gains in both 2016 and 2015 as detailed in Table 7 of this press release, was $636 million compared with $608 million for full year 2015. Adjusted diluted EPS increased 13% to $5.75 from $5.11 in the prior year period. Adjusted net income and EPS benefited from earnings growth across all of our businesses. EPS also benefited from the Company’s share repurchase program.

Full year 2016 EBITDA was $1,331 million, compared with $1,266 million in the prior year, an increase of 5%. Adjusted EBITDA, which excludes charges and gains in 2016 and charges in 2015 as detailed in Table 8 of this press release, was $1,373 million. This compares with $1,297 million in the prior year, an increase of 6%. On a currency-neutral basis and excluding acquisitions, adjusted EBITDA increased 7%.

For the twelve months ended December 31, 2016, net cash provided by operating activities was $973 million, compared with $991 million in the prior year period. The decrease reflects unfavorable currency movements of $48 million, including a $24 million devaluation of the Venezuelan bolivar in the first quarter of 2016.

Free cash flow was $782 million for the twelve months ended December 31, 2016, compared with $769 million for the same period in 2015, reflecting lower capital expenditures that were partially offset by the unfavorable currency movements referenced above. The Company defines free cash flow as net cash provided by operating activities less capital expenditures.

FOURTH QUARTER 2016 BUSINESS UNIT RESULTS

Hotel Group

Revenues were $316 million in the fourth quarter of 2016, compared with $314 million in the fourth quarter of 2015. Revenues reflected higher franchise fees and growth in the Company’s Wyndham Rewards credit card program, partially offset by lower reimbursable property management revenues.

EBITDA was $99 million in the fourth quarter compared with $94 million in the prior year quarter. Adjusted EBITDA grew 6% to $99 million. In constant currency and excluding acquisitions, adjusted EBITDA increased 8%. This reflects the higher franchise fees and growth in the Company’s Wyndham Rewards credit card program.

Fourth quarter domestic same store RevPAR increased 2.9%. Excluding oil markets, domestic same store RevPAR increased 3.7%. In constant currency, total systemwide same store RevPAR increased 2.7% compared with the fourth quarter of 2015, which reflects softness in domestic and Canadian oil markets.

As of December 31, 2016, the Company’s hotel system consisted of over 8,000 properties and over 697,600 rooms, a 2.9% net room increase compared with year-end 2015. The development pipeline increased to more than 1,110 hotels and approximately 138,300 rooms, of which 60% were international and 67% were new construction.

Destination Network

Revenues were $317 million in the fourth quarter of 2016, compared with $310 million in the fourth quarter of 2015, an increase of 2%. In constant currency and excluding acquisitions, revenues increased 3%.

Vacation rental revenues were $151 million compared with $144 million in the prior year quarter. In constant currency and excluding the impact of acquisitions, vacation rental revenues were up 5%, reflecting a 5.3% increase in transaction volume, which benefited from enhanced yield management as well as capacity increases across our Denmark-based Novasol brand and our U.K. cottage and parks brands. Average net price per rental was flat.

Exchange revenues were $145 million compared with $146 million in the prior year quarter. In constant currency, exchange revenues grew 1% as exchange revenue per member increased 0.4% and the average number of members increased 0.2%.

EBITDA was $53 million in the fourth quarter, compared with $44 million in the prior year quarter. Adjusted EBITDA increased $9 million to $52 million for the fourth quarter of 2016, which reflects the revenue gains from continued strong vacation rental performance and lower costs.

Vacation Ownership

Revenues were $705 million in the fourth quarter of 2016, compared with $706 million in the fourth quarter of 2015.

Gross VOI sales in the fourth quarter of 2016 were flat, impacted by sales office closures from a restructuring and Hurricane Matthew. The number of new owners added during the quarter was up 8% from the prior year quarter. Volume per guest was up 0.4% and tour flow declined 1.5%, reflecting the closure of sales sites as noted above.

EBITDA was $182 million in the fourth quarter compared with $174 million in the prior year quarter. Adjusted EBITDA was $191 million for the fourth quarter of 2016, an increase of 10% compared with the prior year quarter, due to lower costs.

OTHER ITEMS

•	The Company’s Board of Directors authorized an increase in the quarterly cash dividend to $0.58 from $0.50 per share, beginning with the dividend that is expected to be declared in the first quarter of 2017.
•	The Company repurchased 2.1 million shares of common stock for $150 million during the fourth quarter of 2016 at an average price of $70.34. From January 1 through February 14, 2017, the Company repurchased an additional 1.0 million shares for $75 million.
•	Net interest expense in the fourth quarter of 2016 was $32 million, compared with $35 million in the fourth quarter of 2015. This reflects a larger proportion of lower cost variable debt partially offset by higher debt levels.
•	Depreciation and amortization in the fourth quarter of 2016 was $65 million, compared with $61 million in the fourth quarter of 2015, reflecting new projects that were placed into service.

Balance Sheet Information as of December 31, 2016:

•	Cash and cash equivalents of $185 million, compared with $171 million at December 31, 2015
•	Vacation ownership contract receivables, net, of $2.8 billion, compared with $2.7 billion at December 31, 2015
•	Vacation ownership and other inventory of $1.4 billion, compared with $1.3 billion at December 31, 2015
•	Securitized vacation ownership debt of $2.1 billion, unchanged from December 31, 2015
•	Long-term debt of $3.4 billion, compared with $3.1 billion at December 31, 2015. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.1 billion as of December 31, 2016, compared with $1.4 billion at December 31, 2015.

A schedule of debt is included in Table 12 of this press release.

OUTLOOK

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

The Company provides the following guidance for the full year 2017:

•	Revenues of approximately $5.80 billion to $5.95 billion
•	Adjusted net income of approximately $637 million to $658 million
•	Adjusted EBITDA of approximately $1.41 billion to $1.44 billion
•	Adjusted diluted EPS of approximately $5.90 to $6.10 based on a diluted share count of 108 million

In determining adjusted EBITDA, adjusted net income and adjusted EPS, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments that have been applicable for the reported periods in determining adjusted net income, adjusted EBITDA and adjusted EPS are reflected in Tables 7 and 8 of this press release. The Company is providing an outlook for net income, EPS and EBITDA only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the outlook period, which can be dependent on future events that may not be reliably predicted. See Table 10 for certain non-GAAP information concerning the outlook period.

The Company will post full guidance information on its website following the conference call.

CONFERENCE CALL INFORMATION

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Wednesday, February 15, 2017 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at http://www.wyndhamworldwide.com/investors/. The conference call may also be accessed by dialing 888-632-3384 and providing the pass code "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at 12:00 p.m. ET on February 15, 2017. A telephone replay will be available for approximately 10 days beginning at 12:00 p.m. ET on February 15, 2017 at 800-839-0866.

PRESENTATION OF FINANCIAL INFORMATION

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of the press release.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership, and unique accommodations including vacation exchange, holiday parks, and managed home rentals. With a collective inventory of nearly 130,000 places to stay across more than 110 countries on six continents, Wyndham Worldwide and its 38,000 associates welcomes people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s re-imagined guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, cash flow, dividends, and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 12, 2016. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media Contacts:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Wyndham Worldwide Corporation

Earnings Release Schedules

Quarter Four - December 31, 2016

Table of Contents

Table No.

Consolidated Statements of Income (Unaudited)	1

Operating Results of Reportable Segments	2

Operating Statistics	3

Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flows (Unaudited)	4

Revenue Detail by Reportable Segment	5

Brand System Details	6

Non-GAAP Reconciliation of Adjusted Net Income and EPS	7

Non-GAAP Reconciliation of Adjusted EBITDA by Reportable Segment	8

Non-GAAP Reconciliation of Gross VOI Sales	9

Non-GAAP Reconciliation of 2017 Outlook	10

Non-GAAP Reconciliation - Constant Currency and Currency Neutral	11

Schedule of Debt	12

Table 1

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net revenues
Service and membership fees	$550	$562	$2,552	$2,519
Vacation ownership interest sales	415	403	1,606	1,604
Franchise fees	164	157	677	674
Consumer financing	113	109	440	427
Other	78	80	324	312
Net revenues	1,320	1,311	5,599	5,536

Expenses
Operating	597	594	2,511	2,461
Cost of vacation ownership interests	31	43	146	165
Consumer financing interest	19	19	75	74
Marketing and reservation	184	189	829	813
General and administrative	169	199	714	761
Loss on sale and asset impairment	-	-	-	7
Restructuring	1	(2)	15	6
Depreciation and amortization	65	61	252	234
Total expenses	1,066	1,103	4,542	4,521

Operating income	254	208	1,057	1,015
Other (income)/expense, net	(3)	(6)	(22)	(17)
Interest expense	34	37	136	125
Early extinguishment of debt	-	-	11	-
Interest income	(2)	(2)	(8)	(9)

Income before income taxes	225	179	940	916
Provision for income taxes	61	39	328	304
Net income	164	140	612	612
Net income attributable to noncontrolling interest	-	-	(1)	-
Net income attributable to Wyndham shareholders	$164	$140	$611	$612

Earnings per share
Basic	$1.54	$1.22	$5.56	$5.18
Diluted	1.53	1.21	5.53	5.14

Weighted average shares outstanding
Basic	107	115	110	118
Diluted	108	116	111	119

Table 2

(1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income.  The Company also uses adjusted EBITDA as a financial measure of its operating performance.  The Company believes that EBITDA and Adjusted EBITDA are useful measures of assessing performance of the Company and for the Company's segments which, when considered with GAAP measures, give a more complete understanding of its operating performance and assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or nonrecurring and which in our view do not necessarily reflect ongoing operating performance. We also internally use these measures to assess our operating performance, both in absolute terms and in comparison to other companies, and in evaluating or making selected compensation decisions.  These supplemental disclosures are in addition to GAAP reported measures.  The Company’s presentation of EBITDA and adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to net income for the three months ended December 31, 2016 and 2015:

	Three Months Ended December 31,
	2016		2015
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$316	$99	$314	$94
Destination Network	317	53	310	44
Vacation Ownership	705	182	706	174
Total Reportable Segments	1,338	334	1,330	312
Corporate and Other (a)	(18)	(12)	(19)	(37)
Total Company	$1,320	$322	$1,311	$275

Reconciliation of EBITDA to net income

		Three Months Ended December 31,
		2016		2015
EBITDA		$322		$275
Depreciation and amortization		65		61
Interest expense		34		37
Interest income		(2)		(2)
Income before income taxes		225		179
Provision for income taxes		61		39
Net income		$164		$140

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the three months ended December 31, 2016 and 2015 (for a description of adjustments and reconciliation by segment, see Table 8):

	Three Months Ended December 31,
	2016		2015
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$316	$99	$314	$93
Destination Network	317	52	310	43
Vacation Ownership	705	191	706	174
Total Reportable Segments	1,338	342	1,330	310
Corporate and Other (a)	(18)	(24)	(19)	(37)
Total Company	$1,320	$318	$1,311	$273

                          Table 2

                          (2 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham shareholders for the twelve months ended December 31, 2016 and 2015:

	Twelve Months Ended December 31,
	2016		2015
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$1,309	$391	$1,297	$349
Destination Network	1,571	356	1,538	367
Vacation Ownership	2,794	694	2,772	687
Total Reportable Segments	5,674	1,441	5,607	1,403
Corporate and Other (a)	(75)	(110)	(71)	(137)
Total Company	$5,599	$1,331	$5,536	$1,266

Reconciliation of EBITDA to net income attributable to Wyndham shareholders

	Twelve Months Ended December 31,
	2016	2015
EBITDA	$1,331	$1,266
Depreciation and amortization	252	234
Interest expense	136	125
Early extinguishment of debt	11	-
Interest income	(8)	(9)
Income before income taxes	940	916
Provision for income taxes	328	304
Net income	612	612
Net income attributable to noncontrolling interest	(1)	-
Net income attributable to Wyndham shareholders	$611	$612

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the twelve months ended December 31, 2016 and 2015 (for a description of adjustments and reconciliation by segment, see Table 8):

	Twelve Months Ended December 31,
	2016		2015
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$1,309	$401	$1,297	$376
Destination Network	1,571	385	1,538	370
Vacation Ownership	2,794	708	2,772	688
Total Reportable Segments	5,674	1,494	5,607	1,434
Corporate and Other (a)	(75)	(121)	(71)	(137)
Total Company	$5,599	$1,373	$5,536	$1,297

                                Table 3

                                (1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group (a)
Number of Rooms	2016	679,100	683,300	689,800	697,600	N/A
	2015	667,400	668,500	671,900	678,000	N/A
	2014	646,900	650,200	655,300	660,800	N/A
	2013	631,800	635,100	638,300	645,400	N/A

RevPAR	2016	$31.59	$39.10	$43.04	$32.92	$36.67
	2015	$32.84	$39.82	$43.34	$32.98	$37.26
	2014	$32.30	$40.11	$43.71	$34.06	$37.57
	2013	$31.05	$38.00	$41.78	$33.07	$36.00

Destination Network
Average Number of Members (in 000s)	2016	3,841	3,857	3,868	3,843	3,852
	2015	3,822	3,831	3,835	3,836	3,831
	2014	3,727	3,748	3,777	3,808	3,765
	2013	3,668	3,686	3,711	3,728	3,698

Exchange Revenue Per Member	2016	$189.78	$164.61	$164.39	$151.19	$167.48
	2015	$194.06	$167.81	$163.38	$152.00	$169.29
	2014	$200.78	$179.17	$171.77	$157.24	$177.12
	2013	$210.96	$182.42	$169.95	$161.21	$181.02

Vacation Rental Transactions (in 000s) (a) (b)	2016	500	409	508	350	1,767
	2015	459	390	462	319	1,630
	2014	429	376	455	293	1,552
	2013	423	355	433	273	1,483

Average Net Price Per Vacation Rental (a) (b)	2016	$366.08	$492.83	$599.59	$430.14	$475.24
	2015	$361.20	$513.14	$642.00	$452.19	$494.92
	2014	$410.04	$577.13	$727.40	$492.25	$558.95
	2013	$392.64	$540.38	$677.81	$506.62	$532.11

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2016	$428,000	$518,000	$564,000	$502,000	$2,012,000
	2015	$390,000	$502,000	$565,000	$507,000	$1,965,000
	2014	$410,000	$496,000	$513,000	$470,000	$1,889,000
	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000

Tours (in 000s)	2016	179	213	230	197	819
	2015	168	206	227	200	801
	2014	170	208	225	191	794
	2013	163	206	225	195	789

Volume Per Guest (VPG)	2016	$2,244	$2,328	$2,320	$2,399	$2,324
	2015	$2,177	$2,353	$2,354	$2,390	$2,326
	2014	$2,272	$2,280	$2,158	$2,336	$2,257
	2013	$2,211	$2,256	$2,278	$2,370	$2,281

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions/dispositions from the acquisition/disposition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	The destination network operating statistics excluding our U.K.-based camping business sold in Q4 2014 are as follows:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Rental Transactions (in 000s)	2014	429	367	431	292	1,518
Average Net Price Per Vacation Rental	2014	$410.02	$578.02	$700.56	$492.64	$548.93

(c)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time. (See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group
Number of Properties	2016	7,830	7,880	7,930	8,040	N/A
	2015	7,670	7,700	7,760	7,810	N/A
	2014	7,500	7,540	7,590	7,650	N/A
	2013	7,380	7,410	7,440	7,490	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2016	$63,000	$90,000	$104,000	$86,000	$342,000
	2015	$46,000	$60,000	$78,000	$64,000	$248,000
	2014	$60,000	$70,000	$70,000	$60,000	$260,000
	2013	$84,000	$90,000	$102,000	$73,000	$349,000

Note: Full year amounts may not add across due to rounding.

(*)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

                                Table 3

                                (2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Hotel Group

Number of Rooms: Represents the number of rooms at hotel group properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR:  Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Destination Network

Average Number of Members:  Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions:  Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through one of our vacation brands. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. We believe gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours.  The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel.  See Table 9 for a detail of tele-sales upgrades for 2013-2016.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

              Table 4

Wyndham Worldwide Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND RECONCILIATION OF FREE CASH FLOWS

(In millions)

(Unaudited)

Condensed Consolidated Statements of Cash Flows:

	Twelve Months Ended December 31,
	2016	2015
Net cash provided by operating activities	$973	$991

Net cash used in investing activities	(353)	(302)

Net cash used in financing activities	(586)	(675)

Effect of changes in exchange rates on cash and cash equivalents	(20)	(26)

Net increase / (decrease) in cash and cash equivalents	$14	$(12)

Free Cash Flow:

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measures of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Twelve Months Ended December 31,
	2016	2015
Net cash provided by operating activities	$973	$991
Less: Property and equipment additions	(191)	(222)
Free cash flow	$782	$769

Table 5

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2016					2015
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$74	$94	$105	$94	$367	$74	$96	$103	$87	$361
Marketing, Reservation and Wyndham Rewards Revenues (a)	83	103	125	92	405	96	108	112	92	407
Hotel Management Reimbursable Revenues (b)	67	71	67	65	271	61	71	73	68	273
Intersegment Trademark Fees	13	15	16	14	56	12	15	16	15	57
Owned Hotel Revenues	27	19	17	17	81	25	20	16	19	79
Ancillary Revenues (c)	31	32	34	34	129	24	24	37	33	120
Total Hotel Group	295	334	364	316	1,309	292	334	357	314	1,297

Destination Network
Exchange Revenues	182	159	159	145	645	185	161	157	146	649
Rental Revenues	183	202	304	151	840	166	200	296	144	807
Ancillary Revenues (d)	20	23	23	21	86	18	22	23	20	82
Total Destination Network	385	384	486	317	1,571	369	383	476	310	1,538

Vacation Ownership
Vacation Ownership Interest Sales	342	409	441	415	1,606	336	417	448	403	1,604
Consumer Financing	107	108	112	113	440	104	105	108	109	427
Property Management Fees and Reimbursable Revenues	164	161	168	168	660	153	149	159	155	615
WAAM Fee-for-Service Commissions	17	16	13	-	46	12	19	23	28	83
Ancillary Revenues (e)	11	11	10	9	42	12	9	12	11	43
Total Vacation Ownership	641	705	744	705	2,794	617	699	750	706	2,772
Total Reportable Segments	$1,321	$1,423	$1,594	$1,338	$5,674	$1,278	$1,416	$1,583	$1,330	$5,607

	2014					2013
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$68	$88	$100	$83	$339	$64	$79	$91	$75	$309
Marketing, Reservation and Wyndham Rewards Revenues (a)	76	101	117	91	385	73	92	118	83	365
Hotel Management Reimbursable Revenues (b)	37	39	39	39	154	25	38	37	35	135
Intersegment Trademark Fees	9	11	11	10	41	8	10	11	10	39
Owned Hotel Revenues	24	20	18	20	81	26	20	18	19	84
Ancillary Revenues (c)	23	24	30	24	101	26	23	22	23	95
Total Hotel Group	237	283	315	267	1,101	222	262	297	245	1,027

Destination Network
Exchange Revenues	187	168	162	150	667	193	168	158	150	669
Rental Revenues	176	217	331	144	868	166	192	293	138	789
Ancillary Revenues (d)	16	17	19	17	69	15	16	19	17	68
Total Destination Network	379	402	512	311	1,604	374	376	470	305	1,526

Vacation Ownership
Vacation Ownership Interest Sales	303	382	415	385	1,485	263	347	384	384	1,379
Consumer Financing	105	106	108	108	427	105	106	107	108	426
Property Management Fees and Reimbursable Revenues	143	145	150	142	581	146	141	143	137	567
WAAM Fee-for-Service Commissions	33	30	18	16	98	24	30	33	20	107
Ancillary Revenues (e)	9	10	13	17	47	11	6	10	9	36
Total Vacation Ownership	593	673	704	668	2,638	549	630	677	658	2,515
Total Reportable Segments	$1,209	$1,358	$1,531	$1,246	$5,343	$1,145	$1,268	$1,444	$1,208	$5,068

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 which were charged to the Company's vacation ownership business and were eliminated in consolidation. During 2013, such amounts include reimbursable revenues of $1 million, $3 million and $2 million, in Q2, Q3 and Q4 respectively, which were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees and managed properties and fees related to our co-branded credit card program.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

              Table 6

              (1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended December 31, 2016
					Average Revenue
	Number of	Number of	Average	Average Daily	Per Available
Brand	Properties	Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,793	177,191	55.4%	$44.53	$24.69

Days Inn	1,792	143,610	47.0%	$64.63	$30.36

Ramada	866	120,809	50.8%	$69.42	$35.29

Wyndham Hotels and Resorts	247	54,143	54.7%	$102.54	$56.08

Howard Johnson	369	42,346	49.5%	$56.39	$27.90

Baymont	436	34,614	48.1%	$67.28	$32.39

Travelodge	402	29,604	44.6%	$65.75	$29.34

Microtel Inns & Suites by Wyndham	336	24,224	54.8%	$67.74	$37.13

Knights Inn	377	22,912	44.9%	$44.79	$20.11

TRYP by Wyndham	115	16,370	64.6%	$77.53	$50.05

Wingate by Wyndham	149	13,703	58.0%	$87.16	$50.57

Hawthorn Suites by Wyndham	111	10,959	61.7%	$81.48	$50.29

Dolce	21	4,951	49.4%	$152.61	$75.37

Dazzler	11	1,464	87.2%	$61.21	$53.39

Esplendor	10	707	66.6%	$77.05	$51.29

Total Hotel Group	8,035	697,607	51.6%	$63.78	$32.92

Vacation Ownership
Wyndham Vacation Ownership resorts	219	24,665	N/A	N/A	N/A

Total Wyndham Worldwide	8,254	722,272

	As of and For the Three Months Ended December 31, 2015
					Average Revenue
	Number of	Number of	Average	Average Daily	Per Available
Brand	Properties	Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,631	168,438	50.9%	$48.82	$24.86

Days Inn	1,788	142,870	46.0%	$64.04	$29.43

Ramada	839	118,132	50.2%	$72.84	$36.54

Wyndham Hotels and Resorts	225	48,753	56.6%	$108.79	$61.57

Howard Johnson	393	42,888	46.7%	$60.92	$28.44

Baymont	410	32,667	46.8%	$66.11	$30.92

Travelodge	411	30,188	44.6%	$62.65	$27.93

Microtel Inns & Suites by Wyndham	332	23,941	52.5%	$67.29	$35.30

Knights Inn	386	23,560	41.7%	$47.21	$19.71

TRYP by Wyndham	121	17,355	61.0%	$78.94	$48.12

Wingate by Wyndham	151	13,780	57.0%	$87.38	$49.77

Hawthorn Suites by Wyndham	102	10,174	60.8%	$80.45	$48.89

Dolce	23	5,296	49.5%	$150.61	$74.59

Total Hotel Group	7,812	678,042	49.6%	$66.46	$32.98

Vacation Ownership
Wyndham Vacation Ownership resorts	213	24,329	N/A	N/A	N/A

Total Wyndham Worldwide	8,025	702,371

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

              (2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Year Ended December 31, 2016
					Average Revenue
	Number of	Number of	Average	Average Daily	Per Available
Brand	Properties	Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,793	177,191	57.8%	$48.18	$27.84

Days Inn	1,792	143,610	50.6%	$68.06	$34.44

Ramada	866	120,809	53.6%	$73.72	$39.50

Wyndham Hotels and Resorts	247	54,143	57.2%	$105.60	$60.44

Howard Johnson	369	42,346	49.7%	$61.32	$30.47

Baymont	436	34,614	51.8%	$70.63	$36.57

Travelodge	402	29,604	50.5%	$70.73	$35.74

Microtel Inns & Suites by Wyndham	336	24,224	57.4%	$68.89	$39.55

Knights Inn	377	22,912	46.0%	$49.80	$22.90

TRYP by Wyndham	115	16,370	65.6%	$77.79	$51.06

Wingate by Wyndham	149	13,703	62.7%	$90.70	$56.84

Hawthorn Suites by Wyndham	111	10,959	66.3%	$82.39	$54.60

Dolce	21	4,951	52.4%	$162.59	$85.17

Dazzler	11	1,464	87.2%	$61.21	$53.39

Esplendor	10	707	66.6%	$77.05	$51.29

Total Hotel Group	8,035	697,607	54.4%	$67.44	$36.67

Vacation Ownership
Wyndham Vacation Ownership resorts	219	24,665	N/A	N/A	N/A

Total Wyndham Worldwide	8,254	722,272

	As of and For the Year Ended December 31, 2015
					Average Revenue
	Number of	Number of	Average	Average Daily	Per Available
Brand	Properties	Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,631	168,438	57.0%	$50.51	$28.81

Days Inn	1,788	142,870	50.9%	$67.26	$34.22

Ramada	839	118,132	54.2%	$75.08	$40.67

Wyndham Hotels and Resorts	225	48,753	60.5%	$110.76	$66.96

Howard Johnson	393	42,888	50.0%	$62.45	$31.24

Baymont	410	32,667	52.5%	$68.50	$35.95

Travelodge	411	30,188	50.8%	$67.71	$34.39

Microtel Inns & Suites by Wyndham	332	23,941	57.9%	$69.23	$40.08

Knights Inn	386	23,560	45.7%	$48.26	$22.03

TRYP by Wyndham	121	17,355	62.0%	$80.39	$49.84

Wingate by Wyndham	151	13,780	63.3%	$89.17	$56.43

Hawthorn Suites by Wyndham	102	10,174	66.5%	$81.00	$53.89

Dolce	23	5,296	55.4%	$150.03	$83.08

Total Hotel Group	7,812	678,042	54.5%	$68.39	$37.26

Vacation Ownership
Wyndham Vacation Ownership resorts	213	24,329	N/A	N/A	N/A

Total Wyndham Worldwide	8,025	702,371

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

                      Table 7

                      (1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME AND EPS

(In millions, except per share data)

	Location on Consolidated Statements of Income	Three Months Ended December 31,
		2016	2015
Diluted weighted average shares outstanding		108	116

Diluted EPS		$1.53	$1.21

Net income attributable to Wyndham shareholders		$164	$140

Adjustments:
Acquisition costs (a)	Operating	2	-
Restructuring costs (b)	Restructuring	1	(2)
Executive departure costs (c)	General and administrative	6	-
Bargain purchase gain (d)	Operating	(2)	-
Legacy costs (e)	General and administrative	(11)	-
Total adjustments before tax		(4)	(2)
Income tax (benefit)/expense (f) (g)	Provision for income taxes	(14)	(25)
Total adjustments after tax		(18)	(27)

Adjustments - EPS impact		$(0.17)	$(0.23)

Adjusted net income attributable to Wyndham shareholders		$146	$113

Adjusted diluted EPS		$1.35	$0.98

Note: Amounts may not add due to rounding.

(a)	The amount for 2016 represents costs related to (i) the Fen acquisition that closed in the fourth quarter at the Company's hotel group business and (ii) acquisitions that closed in the third and fourth quarters at the Company's destination network business.
(b)	The amount for 2016 represents costs incurred as a result of enhancing organizational efficiency and rationalizing existing facilities. The amount for 2015 represents a reversal of a portion of restructuring reserves that were established in prior periods.
(c)	Represents costs associated with the departure of the chief executive officer at the Company's vacation ownership business.
(d)	Represents a gain from a bargain purchase on an acquisition at the Company's destination network business.
(e)	Relates to a benefit from an adjustment to certain contingent liabilities from the Company's separation from Cendant.
(f)	The amount for 2016 represents (i) the tax effect of the adjustments, (ii) an $8 million benefit primarily due to the release of a foreign tax credit valuation allowance, and (iii) a $7 million benefit from foreign tax credits.
(g)	The amount for 2015 represents (i) the tax effect of the adjustments and (ii) a $26 million benefit primarily due to the release of a foreign tax credit valuation allowance.

The above tables reconcile certain non-GAAP financial measures.  The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments.  In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.  These supplemental disclosures are in addition to GAAP reported measures.  This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

                      Table 7

                      (2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME AND EPS

(In millions, except per share data)

	Location on Consolidated Statements of Income	Twelve Months Ended December 31,
		2016	2015
Diluted weighted average shares outstanding		111	119

Diluted EPS		$5.53	$5.14

Net income attributable to Wyndham shareholders		$611	$612

Adjustments:
Acquisition costs (a)	Operating	2	4
Restructuring costs (b)	Restructuring	15	6
Executive departure costs (c)	General and administrative	6	-
Bargain purchase gain (d)	Operating	(2)	-
Legacy costs (e)	General and administrative	(11)	-
Venezuela currency devaluation (f)	Operating	24	-
Asset impairments (g)	Loss on sale and asset impairments	-	7
Contract termination (h)	Operating	7	14
Early extinguishment of debt (i)	Interest expense	11	-
Total adjustments before tax		53	31
Income tax (benefit)/expense (j) (k)	Provision for income taxes	(28)	(35)
Total adjustments after tax		25	(4)

Total adjustments - EPS impact		$0.22	$(0.03)

Adjusted net income attributable to Wyndham shareholders		$636	$608

Adjusted diluted EPS		$5.75	$5.11

Note: Amounts may not add due to rounding.

(a)	The amount for 2016 represents costs related to (i) the Fen acquisition that closed in the fourth quarter at the Company's hotel group business and (ii) acquisitions that closed in the third and fourth quarters at the Company's destination network business. The amount for 2015 relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts at the Company's hotel group business.
(b)	Relates to costs incurred as a result of (i) enhancing organizational efficiency and rationalizing existing facilities during the twelve months ended December 31, 2016 and (ii) various organization realignment initiatives across the Company during the twelve months ended December 31, 2015.
(c)	Represents costs associated with the departure of the chief executive officer at the Company's vacation ownership business.
(d)	Represents a gain from a bargain purchase on an acquisition at the Company's destination network business.
(e)	Relates to a benefit from an adjustment to certain contingent liabilities from the Company's separation from Cendant.
(f)	Represents the impact from the devaluation of the exchange rate of Venezuela at the Company's destination network business during 2016.
(g)	Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the decision to outsource its reservation system to a third-party provider at the Company's hotel group business.
(h)	Relates to costs incurred during the third quarter of both 2016 and 2015 associated with the termination of a management contract at the Company's hotel group business.
(i)	Represents costs incurred in connection with the Company's early repurchase of its 6.0% senior unsecured notes.
(j)	The amount from 2016 represents (i) the tax effect of the adjustments, (ii) an $8 million benefit primarily due to the release of a foreign tax credit valuation allowance, (iii) a $7 million benefit from foreign tax credits, and (iv) a $2 million state tax refund for legacy tax matters. There was no tax benefit associated with the $24 million Venezuela currency devaluation adjustment.
(k)	The amount from 2015 represents (i) the tax effect of the adjustments, (ii) a $2 million tax valuation allowance established in connection with the acquisition of Dolce Hotels and Resorts, and (iii) a $26 million benefit primarily due to the release of a foreign tax credit valuation allowance.

The above tables reconcile certain non-GAAP financial measures.  The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments.  In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.  These supplemental disclosures are in addition to GAAP reported measures.  This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

                                                            Table 8

                                                            (1 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

		Venezuela					Executive	Bargain
		Currency	Acquisition	Legacy	Restructuring	Contract	Departure	Purchase	Adjusted
	EBITDA	Devaluation (b)	Costs (c)	Costs (d)	Costs (e)	Termination (f)	Costs (g)	Gain (h)	EBITDA
Three months ended March 31, 2016
Hotel Group	$84	$-	$-	$-	$-	$-	$-	$-	$84
Destination Network	81	24	-	-	-	-	-	-	105
Vacation Ownership	136	-	-	-	-	-	-	-	136
Total Reportable Segments	301	24	-	-	-	-	-	-	325
Corporate and Other (a)	(34)	-	-	-	-	-	-	-	(34)
Total Company	$267	$24	$-	$-	$-	$-	$-	$-	$291

Three months ended June 30, 2016
Hotel Group	$101	$-	$-	$-	$-	$-	$-	$-	$101
Destination Network	85	-	1		-	-	-	-	85
Vacation Ownership	187	-	-	-	-	-	-	-	187
Total Reportable Segments	373	-	1	-	-	-	-	-	373
Corporate and Other (a)	(33)	-	-	-	-	-	-	-	(33)
Total Company	$340	$-	$1	$-	$-	$-	$-	$-	$340

Three months ended September 30, 2016
Hotel Group	$107	$-	$-	$-	$3	$7	$-	$-	$117
Destination Network	138	-	-	-	4	-	-	-	142
Vacation Ownership	189	-	-	-	6	-	-	-	195
Total Reportable Segments	434	-	-	-	13	7	-	-	454
Corporate and Other (a)	(32)	-		(1)	1	-	-	-	(31)
Total Company	$402	$-	$-	$(1)	$14	$7	$-	$-	$423

Three months ended December 31, 2016
Hotel Group	$99	$-	$1	$-	$(1)	$-	$-	$-	$99
Destination Network	53	-	1	-	-	-	-	(2)	52
Vacation Ownership	182	-		-	2	-	6	-	191
Total Reportable Segments	334	-	2	-	1	-	6	(2)	342
Corporate and Other (a)	(12)	-	-	(11)	-	-	-	-	(24)
Total Company	$322	$-	$2	$(11)	1	$-	$6	$(2)	$318

Twelve months ended December 31, 2016
Hotel Group	$391	$-	$1	$-	$2	$7	$-	$-	$401
Destination Network	356	24	1	-	5	-	-	(2)	385
Vacation Ownership	694	-	-	-	8	-	6	-	708
Total Reportable Segments	1,441	24	2	-	15	7	6	(2)	1,494
Corporate and Other (a)	(110)	-	-	(11)	-	-	-	-	(121)
Total Company	$1,331	$24	$2	$(11)	$15	$7	$6	$(2)	$1,373

Note: Amounts may not add across due to rounding. The sum of the quarters may not add down due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Represents the impact from the devaluation of the exchange rate of Venezuela.
(c)	Represents costs related to acquisitions.
(d)	Relates to a benefit from an adjustments to certain contingent liabilities from the Company's separation from Cendant.
(e)	Relates to costs incurred due to enhancing organizational efficiency and rationalizing existing facilities across the Company.
(f)	Relates to additional costs associated with the termination of a management contract.
(g)	Represents costs associated with the departure of the chief executive officer at the Company's vacation ownership business.
(h)	Represents a gain from a bargain purchase on an acquisition of a vacation rentals business.

                                                Table 8

                                                (2 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

		Legacy	Acquisition	Restructuring	Asset	Contract	Adjusted
	EBITDA	Adjustments (b)	Costs (c)	Costs (d)	Impairment (e)	Termination (f)	EBITDA
Three months ended March 31, 2015
Hotel Group	$76	$-	$3	$-	$-	$-	$79
Destination Network	105	-	-	(1)	-	-	104
Vacation Ownership	130	-	-	-	-	-	130
Total Reportable Segments	311	-	3	(1)	-	-	313
Corporate and Other (a)	(34)	-	-	-	-	-	(34)
Total Company	$277	$-	$3	$(1)	$-	$-	$279

Three months ended June 30, 2015
Hotel Group	$96	$-	$1	$-	$-	$-	$97
Destination Network	84	-	-	-	-	-	84
Vacation Ownership	182	-	-	-	-	-	182
Total Reportable Segments	362	-	1	-	-	-	363
Corporate and Other (a)	(30)	(1)	-	-	-	-	(31)
Total Company	$332	$(1)	$1	$-	$-	$-	$332

Three months ended September 30, 2015
Hotel Group	$83	$-	$-	$4	$7	$14	$108
Destination Network	134	-	-	3	-	-	137
Vacation Ownership	200	-	-	1	-	-	201
Total Reportable Segments	417	-	-	8	7	14	446
Corporate and Other (a)	(35)	1	-	-	-	-	(34)
Total Company	$382	$1	$-	$8	$7	$14	$412

Three months ended December 31, 2015
Hotel Group	$94	$-	$-	$(1)	$-	$-	$93
Destination Network	44	-	-	(1)	-	-	43
Vacation Ownership	174	-	-	-	-	-	174
Total Reportable Segments	312	-	-	(2)	-	-	310
Corporate and Other (a)	(37)	-	-	-	-	-	(37)
Total Company	$275	$-	$-	$(2)	$-	$-	$273

Twelve months ended December 31, 2015
Hotel Group	$349	$-	$3	$3	$7	$14	$376
Destination Network	367	-	1	2	-	-	370
Vacation Ownership	687	-	-	1	-	-	688
Total Reportable Segments	1,403	-	4	6	7	14	1,434
Corporate and Other (a)	(137)	-	-	-	-	-	(137)
Total Company	$1,266	$-	$4	$6	$7	$14	$1,297

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2015 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net (benefit)/expense from adjustments to certain contingent liabilities from the Company's separation from Cendant.
(c)	Relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015).
(d)	Relates to costs incurred as a result of various organizational realignment initiatives and the reversal of a portion of restructuring reserves that were established in prior periods.
(e)	Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the Company's decision to outsource its reservation system to a third-party provider.
(f)	Relates to costs associated with the anticipated termination of a management contract.

                                  Table 8

                                  (3 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

SHARED-BASED COMPENSATION EXPENSE

(In millions)

The following tables provide detail regarding share-based compensation expense which is included within adjusted EBITDA:

	2016
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$291	$340	$423	$318	$1,373
Share-based compensation expense (*)	13	20	14	13	61
Adjusted EBITDA excluding share-based compensation expense	$304	$360	$437	$331	$1,434

	2015
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$279	$332	$412	$273	$1,297
Share-based compensation expense (*)	15	13	13	15	55
Adjusted EBITDA excluding share-based compensation expense	$294	$345	$425	$288	$1,352

Note: Full year amounts may not add across due to rounding.

(*)	Excludes share-based compensation expenses for which there was no impact on adjusted EBITDA. Such costs amounted to $1 million during Q1, Q2, Q3 and $4 million for Q4 2016 and $7 million for the full year. During 2015, such costs amounted to $1 million during Q1, Q2 and Q3 and $3 million for the full year. The Company believes providing adjusted EBITDA with the additional exclusion of share-based compensation expense assists our investors and management by providing an additional financial measure to evaluate ongoing operations by excluding the variations among companies in timing, amount and reporting of share-based compensation expense, which may differ significantly among companies.

                        Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF GROSS VOI SALES

(In millions)

GROSS VOI SALES

We believe gross vacation ownership sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 5):

Year
2016	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales	$428	$518	$564	$502	$2,012
Less: Sales under WAAM Fee-for-Service	(23)	(20)	(20)	(1)	(64)
Gross VOI sales, net of WAAM Fee-for-Service sales	405	498	544	501	1,948
Less: Loan loss provision	(63)	(90)	(104)	(86)	(342)
Vacation ownership interest sales	$342	$409	$441	$415	$1,606

2015

Gross VOI sales	$390	$502	$565	$507	$1,965
Less: Sales under WAAM Fee-for-Service	(21)	(26)	(37)	(42)	(126)
Gross VOI sales, net of WAAM Fee-for-Service sales	369	477	528	464	1,838
Less: Loan loss provision	(46)	(60)	(78)	(64)	(248)
Plus: Impact of percentage-of-completion accounting	13	-	(2)	2	13
Vacation ownership interest sales	$336	$417	$448	$403	$1,604

2014

Gross VOI sales	$410	$496	$513	$470	$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)	(21)	(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486	449	1,757
Less: Loan loss provision	(60)	(70)	(70)	(60)	(260)
Less: Impact of percentage-of-completion accounting	(3)	(4)	(1)	(4)	(12)
Vacation ownership interest sales	$303	$382	$415	$385	$1,485

2013

Gross VOI sales	$384	$481	$536	$488	$1,889
Less: Sales under WAAM Fee-for-Service	(36)	(44)	(51)	(29)	(160)
Gross VOI sales, net of WAAM Fee-for-Service sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage-of-completion accounting	-	-	-	(1)	(1)
Vacation ownership interest sales	$263	$347	$384	$384	$1,379

Note: Amounts may not add due to rounding.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2016	$25	$22	$31	$30	$108
2015	$24	$17	$32	$27	$100
2014	$25	$21	$27	$24	$97
2013	$24	$18	$22	$25	$89

Table 10

Wyndham Worldwide Corporation

2017 OUTLOOK -  NON-GAAP

(In millions, except per share data)

	Outlook (a) (b)	Outlook (a) (b)
	As Adjusted	As Adjusted
	(Non-GAAP)	(Non-GAAP)
	Low	High

Net revenues	$5,800	$5,950

Adjusted EBITDA	$1,410	$1,440
Depreciation and amortization	(268)	(263)
Interest expense, net	(138)	(134)
Adjusted income before taxes	1,005	1,038
Income taxes	368	(380)
Adjusted net income	$637	$658

Adjusted diluted earnings per share	$5.90	$6.10

Diluted shares	107.9	107.9

In determining adjusted EBIDTA, adjusted Net Income and adjusted EPS, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments which have been applicable in determining adjusted EBITDA, adjusted Net Income and adjusted EPS is included in Tables 7 and 8.  The Company is providing outlook for EBITDA, Net Income and EPS only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted, such as acquisition costs, legacy expenses, restructuring costs, asset impairments, contract termination costs, currency devaluations, and early extinguishment of debt costs. Based on past reported results, where one or more of these items have been applicable, such excluded special items could be material, individually or in the aggregate, to the reported results. See Tables 7 and 8 for historical adjustments.

(a)	Outlook represents Company's approximate projection of performance for the outlook period. Projections may not total because the Company does not expect the actual results of all items to be at the precise amount simultaneously.

(b)	We estimate for the 2017 full year outlook period pre-tax adjustments related to restructuring expenses totaling between $8 million and $12 million (after-tax between $5 million and $8 million). These estimates do not include special items for the outlook period that cannot be predicted with reasonable certainty. We cannot assure that the foregoing estimates for the outlook period will be accurate or may not significantly change or that other special items may not occur in the outlook period.

                        Table 11

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION - CONSTANT CURRENCY AND CURRENCY NEUTRAL

(In millions, except per share data)

The Company reports certain current year period financial measures on a constant currency and currency-neutral basis and excluding the impact of acquisitions.  The Company believes providing certain financial measures on a constant currency and currency-neutral basis as well as excluding the impact of acquisitions assists management and investors in better understanding underlying results and trends by excluding the impact of period over period changes in foreign exchange rates and changes resulting from acquisitions.

Constant currency results assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period.

Currency Neutral results (i) assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period and (ii) eliminating foreign exchange related activities such as foreign exchange hedges, balance sheet remeasurements, currency devaluations and/or other adjustments.

Acquisition results are defined as the incremental period over period changes in the Company's results directly attributable to acquisitions.

Revenues in Constant Currency and Excluding Acquisitions:	Three Months Ended December 31,
	2016	2015	% Change
Destination Network revenue as reported	$317	$310	2%
Adjustments:
Foreign currency - constant currency	10	-	*
Incremental revenues from acquisitions	(8)	-	*
Total Destination Network revenues in constant currency and excluding acquisitions	$319	$310	3%

Exchange revenue as reported	$145	$146	-1%
Adjustments:
Foreign currency - constant currency	2	-	*
Total Exchange revenues in constant currency and excluding acquisitions	$147	$146	1%

Rental revenue as reported	$151	$144	5%
Adjustments:
Foreign currency - constant currency	8	-	*
Incremental revenues from acquisitions	(8)	-	*
Total Rental revenues in constant currency and excluding acquisitions	$151	$144	5%

Currency-neutral Adjusted EBITDA:	Three Months Ended December 31,
	2016	2015	% Change
Hotel Group Adjusted EBITDA (a)	$99	$93	6%
Adjustments:
Foreign currency - currency-neutral	1	-	*
Hotel Group Currency-neutral Adjusted EBITDA excluding acquisitions	$100	$93	8%

Currency-neutral Adjusted EBITDA:	Twelve Months Ended December 31,
	2016	2015	% Change
Adjusted EBITDA (a)	$1,373	$1,297	6%
Adjustments:
Foreign currency - currency-neutral	17	-	*
Incremental EBITDA from acquisitions	(7)	-	*
Currency-neutral Adjusted EBITDA excluding acquisitions	$1,383	$1,297	7%

*	Not meaningful.
(a)	See Table 8 for a reconciliation of EBITDA to adjusted EBITDA and Table 2 for a reconciliation of EBITDA to Net Income.

                                      Table 12

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	December 31,	December 31,
	2016	2015

Securitized vacation ownership debt (a)
Term notes	$1,857	$1,867
Bank conduit facility (b)	284	239
Total securitized vacation ownership debt (c)	2,141	2,106
Less: Current portion of securitized vacation ownership debt	195	209
Long-term securitized vacation ownership debt	$1,946	$1,897

Debt:
Revolving credit facility (due July 2020) (d)	$14	$7
Commercial paper (e)	427	109
Term loan (due March 2021)	323	-
$315 million 6.00% senior unsecured notes (due December 2016)	-	316
$300 million 2.95% senior unsecured notes (due March 2017) (f)	300	299
$14 million 5.75% senior unsecured notes (due February 2018)	14	14
$450 million 2.50% senior unsecured notes (due March 2018)	449	448
$40 million 7.375% senior unsecured notes (due March 2020)	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	248	247
$650 million 4.25% senior unsecured notes (due March 2022)	648	648
$400 million 3.90% senior unsecured notes (due March 2023)	407	408
$350 million 5.10% senior unsecured notes (due October 2025)	338	337
Capital leases	143	153
Other	20	49
Total long-term debt	3,371	3,075
Less: Current portion of long-term debt	34	44
Long-term debt	$3,337	$3,031

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the non-recourse debt that is securitized through the SPEs is legally not a liability of the Company and thus, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2018 and borrowing capacity of $650 million. As of December 31, 2016, this facility had a remaining borrowing capacity of $366 million.
(c)	This debt is collateralized by $2,601 million and $2,576 million, of underlying vacation ownership contract receivables and related assets as of December 31, 2016, and December 31, 2015, respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2020. As of December 31, 2016, the Company had $1 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $427 million, the remaining borrowing capacity was $1.1 billion as of December 31, 2016.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $823 million as of December 31, 2016.
(f)	Classified as long-term as the Company has the intent to refinance such debt on a long-term basis and the ability to do so with its revolving credit facility.